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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: July 24, 1997


                      Columbia/HCA Healthcare Corporation
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            (Exact Name of Registrant as specified in its Charter)

        Delaware                     001-11239                 75-2497104
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(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
     or corporation)                                       Identification No.)

 One Park Plaza
 Nashville, Tennessee                                            37203
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(Address of Principal                                          (Zip Code)
  Executive Offices)

Registrant's telephone number, including area code: (615) 344-9551
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                                      N/A
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         (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

     On July 16, 1997, various Columbia/HCA Healthcare Corporation ("Columbia" or the "Company") affiliated facilities and offices in Florida, North Carolina, Oklahoma, Tennessee, Texas and Utah were searched pursuant to search warrants issued by the United States District Court in those states. In total, search warrants were served on 18 Columbia affiliated hospitals and 15 other Columbia affiliated locations. It appears that the focus of the government's investigation is on outpatient laboratory billing and home health. Grand Jury Subpoenas related to the home health investigation were served on five employees of Columbia subsidiaries for testimony before the Grand Jury. The Company also received three extensive Subpoenas from the Department of Health & Human Services - Office of Inspector General, two on the home health investigation and one on the lab billing investigation as well as various authorized investigative demands ("AID") from the Department of Justice on the lab billing issue. The Company has hired counsel to represent it in both the home health and lab billing investigations. Management believes that it is too early to anticipate whether such actions/investigations will have a material adverse effect on the Company's financial position or results of operations.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COLUMBIA/HCA HEALTHCARE CORPORATION


Date: July 24, 1997                         By: /s/ STEPHEN T. BRAUN
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                                               Stephen T. Braun
                                               Senior Vice President and
                                                General Counsel